UNISYS CORPORATION
                                  ("Company")

                                Debt Securities

                                TERMS AGREEMENT
                                ---------------


                                                  January 27, 1998

Unisys Corporation
Township Line and Union Meeting Roads
Blue Bell, Pennsylvania  19424
Attention:  Vice President and Treasurer

Ladies and Gentlemen:

          We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 333-20373 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-08933)) (the "Underwriting Agreement"), the following securities ("Securities") to be issued under the Indenture, dated as of August 6, 1992, between the Company and Bank One, NA, as trustee (the "Trustee"), as supplemented by the Fourth Supplemental Indenture, dated as of January 30, 1998, on the following terms:

     Title:   7-7/8% Senior Notes due 2008

     Principal Amount:  $200,000,000

     Interest:   7-7/8% per annum, payable semiannually on each April
1 and October 1, commencing April 1, 1998, to holders of record of the Securities at the close of business on the preceding March 15 or September 15, as the case may be.

     Maturity:  April 1, 2008

     Optional Redemption: The Notes may not be redeemed prior to April 1, 2003, on and after which date, the Notes may be redeemed at the option of the Company as a whole, or from time to time in part, in multiples of $1,000 only, on any date prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of the Notes to be redeemed, at the following redemption prices (expressed in percentages of the principal amount) together, in each case, with accrued interest to the date fixed for redemption. If redeemed during the 12-month period beginning April 1:

          Year                                   Percentage
          ----                                   ----------
          2003                                    103.938%
          2004                                    102.625%
          2005                                    101.313%
          2006 and thereafter                     100.000%

; provided that if the date fixed for redemption is April 1 or October 1, then the interest payable on such date shall be paid to the holder of record on the preceding March 15 or September 15.

     Sinking Fund:  None

     Delayed Delivery contracts:  None

     Purchase Price: 97.603% of principal amount, plus accrued interest, if any, from January 30, 1998

     Expected Reoffering Price: 99.603% of principal amount, plus accrued interest, if any, from January 30, 1998

     Closing Date: 10:00 a.m., New York City time, on January 30, 1998 (or at such other time and date as we shall agree), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017

     Settlement:  Federal (same-day) funds

     Name and Address of Representative:
     ----------------------------------
     Bear, Stearns & Co. Inc.
     245 Park Avenue
     New York, NY  10167

          The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto. All securities will be issued in the name of Cede & Co., as nominee of The Depository Trust Company in book-entry form.

          It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

          The provisions of the Underwriting Agreement are incorporated herein by reference.

          The Securities will be made available for checking at the offices of Simpson Thacher & Bartlett at least 24 hours prior to the Closing Date.


          Please signify your acceptance of our offer by signing the enclosed copy of this Terms Agreement in the space provided and returning it to us.

                                         Very truly yours,

                                         BEAR, STEARNS & CO. INC.
                                         BT ALEX. BROWN INCORPORATED
                                         MERRILL LYNCH, PIERCE FENNER &
                                             SMITH INCORPORATED
                                         SALOMON BROTHERS INC


                                            By: BEAR, STEARNS & CO. INC.



                                            By: ________________________
                                            Name:
                                            Title:

Agreed and Accepted:

UNISYS CORPORATION



By: ________________________
Name:
Title:

                                   SCHEDULE A


     Underwriters                                        Principal Amount
     ------------                                        ----------------
     Bear, Stearns & Co. Inc.                                $100,000,000
     BT Alex. Brown Incorporated                             $ 33,333,334
     Merrill Lynch, Pierce Fenner & Smith
                 Incorporated                                $ 33,333,333
     Salomon Brothers Inc                                    $ 33,333,333
                                                             ------------
          Total                                              $200,000,000
                                                             ============